                            AGREEMENT OF SETTLEMENT
                           AND MUTUAL GENERAL RELEASE

      This Agreement is made December 19, 1996 by and among, on the one hand, Biopure Corporation ("Biopure") and Biopure Associates Limited Partnership ("BALP") (collectively called "the Biopure Parties" herein), and, on the other hand, Credit Francais International, S.A. ("CFI").

      Whereas, CFI, the Biopure Parties, together with Peter Fisher and Balfour Holdings, Inc. (together referred to as "Fisher"), are parties in consolidated actions in the United States District Court for the District of Massachusetts, Civil Actions No. 90-11775-T and No. 90-12688-T (the "Actions") in which CFI has sought, among other things, the restitution of funds that were fraudulently obtained from it by William Trainor and others, and in which Fisher has sought, among other things, a share or portion of this restitution pursuant to an alleged joint venture ("the Fisher Claims") and in which the Biopure Parties have sought, among other things, the restitution of certain license rights and equity interests allegedly fraudulently obtained from them by William Trainor and others; and

      Whereas, the Biopure Parties, on the one hand, and CFI, on the other, under the circumstances giving rise to these Actions, and subject to the terms and conditions set forth below, now wish to confirm the rescission of the agreements described in paragraphs 2 and 3 below and provide restitution to the undersigned parties to the extent feasible by way of a compromise and settlement of all claims that have been or might have been brought by either against the other;

      Now therefore, the Biopure Parties and CFI hereby agree as follows:

      1. Biopure and BALP agree to pay CFI three hundred thousand dollars ($300,000) (the "License Payment") on December 20, 1996 payable in cash.

      2. In consideration for the License Payments and upon receipt of the same, CFI shall, by operation of this agreement, relinquish and assign to BALP and Biopure any and all right to product licenses for hemoglobin-based products in any country regardless and notwithstanding the extent or percentage of such right, under any and all agreements and purported agreements, written or oral, executed or in draft form, originally between any Biopure Party and any party or affiliate of a party included in the term "Other Parties" as defined in paragraph 9 below, including without limitation the Investment Agreement ("Investment Agreement") and the License Agreement, both of which are dated January 29, 1990, and all other agreements that are the subject matter of either of the Actions.

      3. Upon either the expiration of the time to appeal a decision granting any motion for summary judgment or comparable motion seeking dismissal of the Fisher Claims pursuant to Paragraph 8 below without any appeal being filed, or, if such decision dismissing the Fisher Claims is appealed, upon affirmance of the dismissal of the Fisher Claims by the United States Court of Appeals for the First Circuit (hereinafter "Final Dismissal"), and upon receipt by CFI of all payments by the Biopure Parties pursuant to paragraphs 1, 5(a) and 5(b), CFI shall, by operation of this agreement, relinquish and assign to BALP and to Biopure as their interests may appear: any and all right, title and interest of CFI in and to any limited partnership interest in BALP or equity interest in Biopure, or any other claim, interest or right that CFI may have as against Biopure or BALP by reason of the June 28, 1994 Memorandum and Order of Senior Judge Watson in the Action, including without limitation, a BALP interest convertible into 350,000 shares of Common Stock, par value $.01 per share, of Biopure for which $1,250,000 was paid and services were rendered pursuant to a Purchase and Sale of Limited Partnership Interest Agreement (dated January 29,
1990), the License Agreement and the Investment Agreement by and among Biopure, BALP and Bio-Vita, Ltd.

      4. CFI agrees to dismiss its claims against the Biopure Parties, without prejudice, within 30 days of the execution of this agreement, and the parties shall commence no action relating to the subject matter of the Agreement against any other party to this Agreement so long as there is no breach of this Agreement, subject to the conditions provided in paragraph 8 below.

      5. Biopure and BALP agree to pay to CFI the following (subject to the provisions of paragraph 8 and the Escrow Agreement referenced therein):

            (a) Two million three hundred thousand dollars ($2,300,000) in three equal installments, plus interest on this amount calculated at the rate of 6% per annum from June 1, 1995 until fully paid (the "Buy Back Payments"), payable in cash as follows (subject to the provisions set forth in paragraphs 7 and 8 below): (i) $1,081,383.34 on August 31, 1997 (which amount constitutes one-third of the principal ($766,666.67) and interest on the $2,300,000 from June 1, 1995 until August 31, 1997); (ii)
      $797,333.33 on December 31, 1997 (which amount constitutes one-third of the principal ($766,666.67) and interest on the outstanding principal from August 31, 1997 until December 31, 1997); and (iii) $778,166.67 on March 31, 1998 (which amount constitutes one-third of the principal ($766,666.66) and interest on the outstanding principal from December 31, 1997 until March 31, 1998).

            (b) Seven hundred and fifty thousand dollars ($750,00O), plus interest on this amount at the rate of 6% per annum from October 1, 1995, until fully paid (the "Reimbursement Payments"), payable in cash as follows (subject to the provisions set forth in paragraphs 6 and 7 below):
      (i) $337,500 on August 31, 1997 (which amount constitutes one-third of the principal ($250,000) and interest on the $750,000 from October 1, 1995 until August 31, 1997); (ii) $260,000 on December 31, 1997 (which amount constitutes one-third of the principal ($250,000) and interest on the outstanding principal from August 31, 1997 until December 31, 1997); and
      (iii) $253,750 on March 31, 1998 (which amount constitutes one-third of the principal ($250,000) and interest on the outstanding principal from December 31, 1997 until March 31, 1998).

            (c) If the Biopure Parties fail to make any payment to CFI as required by paragraphs 1, 5(a) and 5(b) within five calendar days of the deadlines set forth therein, CFI shall have the option of (1) enforcing this Agreement; (2) reinstituting the Action; or (3) accepting late payment of any such payment, in which case interest shall accrue at 6% from the date payment was due until the day before payment is sent to CFI by the Biopure Parties.

      6. Upon execution of this agreement, Biopure, by operation of this Agreement, shall assign to CFI all of Biopure's right, title and interest in and to certain equipment listed in Schedule A located in Guatemala ("the Equipment"), the purchase price of which was paid by Biopure and not reimbursed (but as to which Equipment Biopure makes no representations or warranties whatsoever, including title).

      7. Biopure and BALP may prepay the Buy Back Payments and the Reimbursement Payments without penalty and such prepayments will be accepted by CFI, provided, however, that any prepayment shall be made only on the first day of the month and shall consist of the principal and interest for that day as set forth under the Outstanding Balance Due column of Schedules B and C attached to this agreement and incorporated herein.

      8. The parties agree to file motions for summary judgment or comparable motions ("the Motions") seeking dismissal of the Fisher Claims as soon as practicable after this Agreement is executed. In the event that Final Dismissal does not occur by the time the first Buy Back Payment or Reimbursement Payment comes due, then Biopure and BALP shall make those payments as they become due to an escrow account established by the parties to this agreement pursuant to a separately executed Escrow Agreement substantially in the form attached to this agreement as Exhibit 1 and incorporated herein as part of this agreement. Within seven (7) days of Final Dismissal of the Fisher Claims, the parties shall cause the funds held pursuant to the Escrow Agreement to be paid to CFI in accordance with paragraph 6 of the Escrow Agreement. In the event the Fisher Claims are not dismissed as a result of the filing of the Motions, or a judgment dismissing the Fisher Claims is reversed, remanded or vacated by the United States Court of Appeals for the First Circuit, then (i) the parties shall cause the funds to be returned to the Biopure Parties in accordance with paragraph 7 of the Escrow Agreement; (ii) the Biopure Parties shall not have any obligation to pay CFI any amount under this Agreement, except as provided under paragraph 1 above; and
(iii) CFI may seek leave to reinstate its claims asserted in the Actions or to file a new action based on any claim raised in them, and the Biopure Parties hereby waive any opposition or challenge to the reinstatement or new filing on grounds the statute of limitations has run, laches, or on any other grounds relating to the passage of time or the voluntary dismissal of the action pursuant to this Agreement. The parties further agree that the payment of the License Payment and the assignment of the License rights to the Biopure Parties are final notwithstanding any further adjudication of the Fisher Claims, any subsequent breach of this Agreement or declaration that it is invalid in any other respect.

      9. The Biopure Parties and Carl W. Rausch ("Rausch"), on their own respective behalfs and on behalf of their respective executors, administrators, legal or personal representatives, affiliates, successors or assigns, on the one hand, and CFI, on its own behalf, and on behalf of its affiliates, successors and assigns, on the other hand, do hereby mutually and reciprocally remise, release and forever discharge each other and the respective administrators, executors, legal or personal representatives, successors and assigns of each other, of and from all, and all manner of, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises, commissions, damages, judgments, extents, executions, claims, third-party claims and demands whatsoever in law or in equity that they or either of them ever had, now has, or that they or their administrators, executors, legal or personal representatives, successors and assigns hereafter can or may have, by reason of any act, omission, matter, cause or thing whatsoever occurring at any time prior to the execution of these presents, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or unliquidated, matured or unmatured, including, without limitation, all claims which are or could be asserted by them in the Actions. This reciprocal general release is specifically conditioned upon and does not become effective until CFI has actually received final payment of all the License Payment, the Buy Back Payments, and the Reimbursement Payments (collectively the "Settlement Payments"). Upon CFI's actual receipt of the Settlement Payments, its voluntary dismissal of its claims in the Actions will be with prejudice. This release does not affect any rights or relationships among the Biopure Parties inter sese. This reciprocal general release shall not limit the respective rights of the parties to enforce the terms of this Agreement, nor shall it operate to release or impair any claim that CFI or any of the Biopure Parties or Rausch may have against any party to either of the Actions (including Fisher or Ideal Environmental Systems, Inc., which has sought to assert claims in the Actions) who is not a party to this Agreement (collectively the "Other Parties"). If this release among the present parties would have that unintended effect, as to that claim or claims this release shall be and operate as a covenant not to sue only.

      10. No person other than the parties signatory to this Agreement shall be deemed a beneficiary of this Agreement with the sole exception of Rausch who the parties agree is a party to and a beneficiary of the mutual general release set forth in paragraph 9.

      11. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made in and wholly to be performed within the Commonwealth of Massachusetts. The United States District Court for the District of Massachusetts shall have exclusive jurisdiction over any dispute or enforcement action arising out of this agreement or the Escrow Agreement, and each of the parties hereto submits to the jurisdiction of that Court for that purpose.

      12. Any notice given hereunder shall be given in writing as follows:

      Any Biopure Party:

            c/o Carl W. Rausch
            Biopure Corporation
            11 Hurley Street
            Cambridge, MA 02141

      CFI:

            c/o Conway Von Girsewald
            970 Andora Avenue
            Miami, FL 33146

      13. The parties represent that this instrument represents the entire agreement of the parties with regard to the subject matter hereof, that there are no other representations or warranties regarding the subject matter of this instrument except those expressly set forth in this instrument, and that this instrument supersedes all prior agreements and understandings, express or implied, written or oral. Any modification of this agreement may be made only by an instrument in writing signed by the parties hereto or their duly authorized representatives.

      14. The parties warrant that they have read this agreement, that they intend to be legally bound by it, that they have sought and obtained the advice of their respective counsel in regards to this agreement and that they have the full right, power, authority, and capacity to enter into and execute this agreement.

      15. Nothing contained in this agreement or any other agreement or instrument delivered by any party shall constitute an admission that any party is, or ever was, liable to the other party or has committed or done any of the acts or things alleged by the other party concerning the matters raised or which could have been raised in connection with or arising out of the Actions.

      16. The parties may disclose this agreement, the Escrow Agreement and their terms to the Court or to any party in the Actions, and any appeals therefrom. The parties further agree that this agreement, the Escrow Agreement and their terms shall be kept confidential by the parties as to all others except as necessary to persons with a legitimate need to know. CFI agrees that CFI will not disclose this agreement, the Escrow Agreement or their terms to any party which participates in, or seeks to participate in, the market for medical or biological products. However, if CFI determines that it is necessary to make such disclosure to a party participating in, or seeking to participate in, the market for medical or biological products, CFI shall seek the consent of the Biopure Parties and such consent may not be unreasonably withheld.

                                        CREDIT FRANCAIS INTERNATIONAL, S.A.

                                        By: /s/ Giles Duret
                                            ----------------------------------
                                        Title: Director


                                        BIOPURE CORPORATION

                                        By: /s/ Carl W. Rausch
                                            ----------------------------------
                                        Title:


                                        BIOPURE ASSOCIATES LIMITED PARTNERSHIP

                                        By: /s/ Carl W. Rausch
                                            ----------------------------------
                                                    General Partner

27-JUL-94 GUATEQIP

                                  SCHEDULE "A"

                              BIOPURE CORPORATION
                         LISTING OF GUATEMALA EQUIPMENT

                                                                            Invoice     Purchase
Equipment Description                     Vendor             Serial #        Date        Price
---------------------                     ------             -------         ----        -----
7 Liter Reactor               Appilkon                                      01/18/90    $3,573
Pump                          Aries Medical, Inc.                              Mthly    20,415
503 S 170rpm Drive            Bacon Technical Industries         133814     01/26/90     1,394
3 - 640U/R 165rpm             Bacon Technical Industries     139303,4&5     01/19/90     8,231
RCS Air Sampler               Biotest                              7945     01/22/90     1,734
Tube Sealer                   Engineering & Research Assoc     10901573     01/18/90     2,093
BAL EL PM200 115/230V         Fisher Scientific                             01/24/90     1,549
Conductivity Meter            Fisher Scientific                             01/26/90       961
Model 200L w/Probe            Met One, Inc.                    90023665     01/23/90     8,698
MC2 2 Speed Rotor             Wheaton                                       01/23/90     2,011
2 Clean Rooms                 Envirco                                       01/23/90    32,598
Getinge Autoclave             Healthstar, Inc.                    34702     01/18/90    27,500
286 Computer & Printer        Alpine Computer Systems                       01/30/90     2,889
Balance A-160                 Fisher Scientific                             01/30/90     1,579
Balance EL GT8000             Fisher Scientific                             02/02/90     1,259
Bath Shaking Small 120V       Fisher Scientific                             01/30/90     1,496
Glassware Washer              Fisher Scientific                             01/31/90     2,756
SCD Device                    Haemonetics                         50809     02/06/90     7,933
Olympus Microscope            Micro-Tech Optical              TBHTU001A     02/07/90     6,272
CFT-75A PD2 230/60            NESLAB Instrument                             02/08/90     2,371
PH Meter                      Radiometer                       92R16N23     02/13/90     6,287
PH Meter                      Radiometer                       92R16N23     02/07/90     3,307
Spectra 21 DV                 VWR Scientific                                02/08/90     2,368
MCC/34O Mark II               Flow Laboratories                             02/09/90    12,812
Centrifuge 120V 50/60HZ       Fisher Scientific                             01/29/90     7,176
Refurb Demo DDW               Marquette Electronics        FE4736997605     02/23/90     6,060
Vaponics Still Model #ST1-5   Healthstar, Inc.              048421352-1     01/25/90     9,500
Computer and Word Perfect     Alpine Computer Systems                       02/28/90     2,982
Power Base                    Fisher Scientific                             02/28/90       987
7010RA Monitor                Marquette Leasing                                Mthly    99,239
Air Sampler                   New Brunswick Scientific        090119835     02/26/90     3,055
PACS 50 Base Unit             Getinge International                         02/22/90     2,134
2 8" X 24" TFE Pipe Spools    AMSCO Sales                                   03/13/90     6,520
Filtration Beds               Kaloyanides & Assoc.                          03/15/90    12,288
Analyzer Stat Profile         Nova Biomedical                                  Mthly     2,539
Used LAL - 5000               Assoc. of Cape Cod                 91-021     04/26/90     7,672
Tube Sealer                   Engineering & Research Assoc     10901611     04/26/90     2,106
Data SIM 6000 w/CO Module     Marquette Electronics                         02/14/90     2,062

                              ----------------------------------------------------------------
                              TOTAL PURCHASE PRICE OF EQUIPMENT                       $326,407
                              ================================================================

                                   SCHEDULE B

Principal: $2,300,000
Interest:  6% from June 1, 1995

-------------------------------------------------------------------------------------
Date          Principal     Required       Interest      Outstanding      Required
              Balance       Principal      Balance       Balance for      Payment
                           Installments                  Prepayment
-------------------------------------------------------------------------------------
08/31/97   $2,300,000.00   $766,666.67    $314,716.67   $2,614,716.67   $1,081,383.34
09/31/97   $1,533,333.33                    $7,666.67   $1,541,000.00
10/31/97   $1,533,333.33                   $15,333.33   $1,548,666.66
11/31/97   $1,533,333.33                   $23,000.00   $1,556,333.33
12/31/97   $1,533,333.33   $766,666.67     $30,666.67   $1,564,000.00     $797,333.33
01/31/98     $766,666.67                    $3,833.33     $770,500.00
02/28/98     $766,666.67                    $7,666.67     $774,333.34
03/31/98     $766,666.67   $766,666.67     $11,500.00     $778,166.67     $778,166.67
04/30/98           $0.00         $0.00          $0.00           $0.00           $0.00
-------------------------------------------------------------------------------------

                                   SCHEDULE C

Principal: $750,000
Interest:  6% from October 1, 1995

--------------------------------------------------------------------------------
Date          Principal    Required        Interest   Outstanding    Required
              Balance      Principal       Balance    Balance for    Payment
                          Installments                Prepayment
--------------------------------------------------------------------------------
08/31/97    $750,000.00   $250,000.00    $87,500.00   $837,500.00   $337,500.00
09/31/97    $500,000.00                   $2,500.00   $502,500.00
10/31/97    $500,000.00                   $5,000.00   $505,000.00
11/31/97    $500,000.00                   $7,500.00   $507,500.00
12/31/97    $500,000.00   $250,000.00    $10,000.00   $510,000.00   $260,000.00
01/31/98    $250,000.00                   $1,250.00   $251,250.00
02/28/98    $250,000.00                   $2,500.00   $252,500.00
03/31/98    $250,000.00   $250,000.00     $3,750.00   $253,750.00   $253,750.00
04/30/98          $0.00         $0.00         $0.00         $0.00         $0.00
--------------------------------------------------------------------------------

                                  EXHIBIT "1"

                                ESCROW AGREEMENT

      This Escrow Agreement is made and entered into this 19th day of December, 1996 by and between Biopure Corporation and Biopure Associates Limited Partnership (collectively, "Biopure"), on the one hand, and Credit Francais International, S.A. ("CFI"), on the other hand.

      WHEREAS, Biopure and CFI have entered an Agreement of Settlement and Mutual General Release dated December 19th, 1996 (the "Agreement") to confirm the rescission of certain agreements described in paragraphs two and three of the Agreement and to provide restitution to CFI and Biopure, subject to the terms and conditions set forth in the Agreement and in this Escrow Agreement, which is incorporated in and part of the Agreement;

      WHEREAS, the Agreement is a compromise and settlement of all claims that have been or might have been brought by and between Biopure and CFI, including, without limitation, all claims which were awarded to CFI pursuant to the Memorandum Opinion and Order of the United States District Court (Watson, J.) dated June 28, 1994 in the consolidated actions, C.A. No 90-11775-T and C.A. No. 90-12688-T (hereafter, the "Consolidated Action");

      WHEREAS, the Agreement provides that certain funds may be paid by Biopure to CFI, in the amounts and on the dates set forth in paragraph five of the Agreement, but that those amounts may be paid into escrow and thereafter released to CFI or Biopure under certain circumstances;

      NOW, THEREFORE, Biopure and CFI, in consideration of the mutual promises contained in the Agreement and in this Escrow Agreement, further covenant and agree as follows:

      1. Deposit of Funds Into Escrow. If as of August 31, 1997, and subsequent dates on which payments become due, as set forth in paragraph five of the Agreement, any motion to dismiss, motion for summary judgment or motion seeking to dispose of the claims of Peter Fisher or Balfour Holding Inc. which has been filed in the Consolidated Action by Biopure and/or CFI as set forth in paragraph eight of the Agreement (a "Dispositive Motion") has not been ruled upon by the District Court or, if any Dispositive Motion has been granted by the District Court but an appeal of the decision granting the Dispositive Motion is pending in the United States Court of Appeals for the First Circuit (the "First Circuit"), then Biopure agrees to make the payments set forth in paragraph five of the Agreement, as they become due, to an escrow account established as set forth in paragraph two below. If as of August 31, 1997, any Dispositive Motion has been denied by the District Court or has been granted by the District Court but vacated, reversed or remanded by the First Circuit on appeal, then Biopure has no obligation to make any payment whatsoever under the terms of paragraph five of the Agreement or under the terms of this Escrow Agreement.

      2. The Escrow Account. Biopure agrees to open and to make the deposits required to be made pursuant to paragraph one above, if any, into an escrow account to be opened and maintained at Fleet Bank, One Federal Street, Boston, Massachusetts, or another entity mutually agreed to by the parties (the "Escrow Account"), with Fleet Bank or the other entity mutually agreed to by the parties acting as escrow agent (the "Escrow Agent"). Biopure and CFI agree that, unless otherwise directed in a joint written instruction from Biopure and CFI, the Escrow Agent shall invest the escrowed funds only in the Escrow Agent's certificates of deposit having maturity fewer than 180 days, or U.S. government securities having maturity fewer than 180 days.

      3. Payment of the Escrow Agent's Fees. At the time the Escrow Account is opened, Biopure and CFI agree to share in equal amounts any fees or compensation required by the Escrow Agent for its normal services in connection with opening the Escrow Account. Furthermore, unless and until a deposit is required to be made into the Escrow Account pursuant to paragraph one, Biopure and CFI agree to pay in equal amounts the expenses of the Escrow Agent, if any, incurred in connection with the administration of the Escrow Account after it is opened. If any deposit is required to be made into the Escrow Account pursuant to paragraph one, then Biopure and CFI agree that the expenses of the Escrow Agent, if any, incurred after that deposit may be paid out of the balance in the Escrow Account, and any expenses incurred at the time the Escrow Account is closed may be paid from the balance of the Escrow Account before it is paid to CFI or Biopure pursuant to paragraphs six or seven below.

      4. Modifications or Additional Documentation Required by the Escrow Agent. Biopure and CFI agree to modify this Escrow Agreement pursuant to paragraph twelve below in accordance with the reasonable, future requests of the Escrow Agent, if any, or to execute any additional documentation reasonably required by the Escrow Agent in connection with the Escrow Account or this Escrow Agreement.

      5. Interest and Taxes. Biopure and CFI agree that any interest earned in the Escrow Account shall be paid along with the principal balance of the Escrow Account, to Biopure or CFI, as the case may be, in accordance with paragraphs six or seven below. Biopure and

CFI further agree that any taxes required to be paid on any taxable income earned by the principal in the Escrow Account before the balance of the Escrow Account is paid to CFI or Biopure pursuant to paragraphs six or seven below may be reimbursed by the Escrow Agent from the balance of the Escrow Account to the party which has paid the taxes or, if possible, paid by the Escrow Agent directly. Biopure and CFI further agree that any taxes required to be paid on any taxable income earned by the principal in the Escrow Account after the balance of the Escrow Account has been paid to CFI or Biopure pursuant to paragraphs six or seven shall be paid by the party to whom the balance of the Escrow Account has been paid.

      6. Release of Escrow Funds to CFI. If at any time after a payment is made into the Escrow Account by Biopure, the District Court shall grant any Dispositive Motion and the time to file an appeal of that decision shall have expired without the filing of such an appeal, or if an appeal of the decision granting any Dispositive Motion has been filed and the First Circuit shall affirm the decision of the District Court granting any Dispositive Motion, then within seven (7) days of the happening of either of those events, Biopure and CFI shall jointly instruct the Escrow Agent in writing to release the total balance of the Escrow Account, less any unpaid reasonable compensation of the Escrow Agent, to CFI. The Escrow Agent shall release those funds to CFI within ten business days after the joint notice has been received by the Escrow Agent. If any payments by Biopure under paragraph five of the Agreement have not become due as of the time the balance of the Escrow Account is paid to CFI pursuant to the terms of this paragraph, then Biopure agrees to make those payments in the amounts and on the dates set forth in paragraph five of the Agreement directly to CFI.

      7. Release of Escrow Funds to Biopure. If at any time after a payment is made into the Escrow Account by Biopure, the District Court shall deny any Dispositive Motion, or if an appeal of the decision granting any Dispositive Motion has been filed and the First Circuit shall vacate, reverse or remand that decision, then within seven (7) days of the happening of either of those events, Biopure and CFI shall jointly instruct the Escrow Agent in writing to release the total balance of the Escrow Account, less any unpaid reasonable compensation of the Escrow Agent, to Biopure. The Escrow Agent shall release those funds to Biopure within ten business days after the joint notice has been received by the Escrow Agent. Biopure shall then have no further obligation to make any payment under paragraph five of the Agreement or under this Escrow Agreement.

      8. Resolution of Disputes. In the event that a dispute arises between Biopure and CFI concerning the instructions to be given to the Escrow Agent pursuant to paragraphs six or seven above, Biopure and CFI agree to submit that dispute to the United States District Court for the District of Massachusetts and Biopure and CFI hereby agree to submit to the jurisdiction of that Court to resolve any such dispute.

      9. No Liability of Escrow Agent. The Escrow Agent can incur no liability, and cannot be sued in any action, in connection with the discharge of its duties under this Escrow Agreement. The Escrow Agent's duties hereunder are purely ministerial in nature and the Escrow Agent shall not be liable for any error of judgment, fact or law, or any act done or omitted to be done. Biopure and CFI jointly and severally, agree to indemnify and hold harmless the Escrow Agent from and against any suits, actions, charges, liabilities, loss, expense, claims, judgments, obligations or damages, including without limitation, reasonable attorneys' fees arising out of or in connection with this Escrow Agreement.

      10. Governing Law. This Escrow Agreement shall be effective as a sealed instrument and shall be governed in all respects by and under the laws of the Commonwealth of Massachusetts.

      11. Counterparts. This Escrow Agreement may be executed in one or more separate counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

      12. Modifications. This Escrow Agreement cannot be modified except by the written agreement of Biopure and CFI.

      13. Binding Effect. This Escrow Agreement shall be binding upon the respective parties hereto and their successors or assigns.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a contract under SEAL in their names and on their behalves, as of the date set forth above.

BIOPURE CORPORATION                       CREDIT FRANCAIS
                                          INTERNATIONAL, S.A.

/s/ Carl W. Rausch                        /s/ Giles Duret
------------------                        -------------------

BY:                                       BY:  Giles Duret
   ---------------                            ---------------
                                               Director

BIOPURE ASSOCIATES
LIMITED PARTNERSHIP

/s/ Carl W. Rausch
------------------

BY:
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